Exhibit 99.6

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 1:00am, Eastern Time, on February 11, 2020.

Online Go to www.envisionreports.com/SASR or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SASR

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2.

	For	Against	Abstain	For	Against	Abstain
1. Approval of the issuance of shares of Sandy Spring Bancorp, Inc. common stock in connection with the merger of Revere Bank with and into Sandy Spring Bank.	☐	☐	☐

2.  Approval of the adjournment of the Sandy Spring Bancorp, Inc. special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Sandy Spring Bancorp, Inc. share issuance proposal.

				☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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035X0A

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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy Solicited by the Board of Directors

Daniel J. Schrider and Aaron M. Kaslow, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present at the Special Meeting of Shareholders of Sandy Spring Bancorp, Inc. to be held on February 11, 2020 at 2:00 p.m. or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in accordance with the undersigned’s direction set forth herein. If no direction is made, this proxy will be voted (1) “FOR” the issuance of shares of Sandy Spring Bancorp, Inc. common stock in connection with the merger that is more specifically described in the accompanying joint proxy statement/prospectus and (2) “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Sandy Spring share issuance proposal.

C	Non-Voting Items

Change of Address – Please print new address below.

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